Exhibit 99.1 PRESENTATION MATERIALS August 2020

WHAT DRIVES US VISION MISSION VALUES To be the partner of choice for financial To help our clients achieve To serve our clients with integrity, services in the markets we serve, and one financial success. excellence, responsibility and of the nation's top performing financial passion. institutions. Our vision, mission and values drive a culture that is centered on client needs, rooted in service excellence, dedicated to bettering our communities, focused on attracting top industry talent and influenced by technological change. 2

FIRST MIDWEST TODAY A Premier Commercial Bank With a Robust Distribution Network • Multi-state, Midwestern reach ▪ $21bn of total assets $13bn of AUM ▪ Chicago's 3rd largest independent bank – Top 10 deposit share in Chicago MSA – #2 deposit share in South Metro – 3rd largest wealth management platform in IL Assets have grown at 18% CAGR since 2016 $21bn $18bn Park Bank $16bn Bridgeview ($1.2bn) $14bn Northern Standard Bank $11bn States ($1.1bn) PPP loans Bank ($0.6bn) ($1.2bn) ($2.6bn) 2016 2017 2018 2019 Q2 '20 EXPANSION DRIVEN BOTH ORGANICALLY AND THROUGH DISCIPLINED ACQUISITIONS Source: Company filings and SNL Financial Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used. 3

OUR STRATEGIC PRIORITIES Building the Build the BalancingStrongest Team Strongest Team Risk & Investment Inspire, engage and reward Investment in capabilities, processes colleagues and technology Empower leaders to build high Maintain risk and information security performing teams standards Attract and retain top talent Enhance process efficiency Increase and encourage diversity and inclusion Strategic Growing & Priorities Diversifying Expanding Revenues Strategically Retain customers and enhance Execute targeted geographic expansion cross-selling for banking and related businesses Seek net new client growth Build scale, market share and core funding within our footprint and across Leverage technology to enhance adjacent markets digitization 4

GUIDANCE THROUGH UNPRECEDENTED TIMES Global pandemic, national emergency declared mid-March 2020 Rapidly evolving environment, ~11% unemployment in June Radical pivot and response, with energy and focus shifted to health, safety and well-being of clients, colleagues and communities Numerous accomplishments that fell outside of the ordinary course of business: – Adapted platforms, distribution and operating model – Heightened safety and expanded support for colleagues – Recognized and assisted with the stress on individual and business cash flow needs – Enhanced community support Displayed strength and character of our Company and team Tremendous "can do" spirit 5

GETTING OUR MOMENTUM BACK

Implemented a phased-in return to the workplace approach beginning June 22

~85% of all locations remain open with access to drive-up and lobby appointment service

Helped ~5,000 clients through payment deferrals and fee assistance programs

Funded over $1.2bn of PPP loans for ~6,600 clients; impacted the lives of ~150,000 small business employees and their families

Committed $2.5mm to supporting our communities

Supporting Our Colleagues

- Enhanced health insurance programs and access to retirement benefits to provide greater flexibility, coverage and additional support
- Expanded paid time off programs
- Added provisions for emergency medical and hardship loans

Supporting Our Clients

- Branches accessible with enhanced health and safety protocols
- Reopening of certain branch lobbies
- Offering payment deferral and fee assistance programs and services:
  - Consumer, mortgage, auto loan deferrals and fee assistance
  - Commercial loan deferrals and fee assistance
  - Suspension of foreclosure and repossession actions
- Ongoing participation in the SBA's Paycheck Protection Program

Supporting Our Communities

- Additional $2.5mm contribution from the First Midwest Charitable Foundation
- Aiding individuals and families through affordable housing and financial sustainability and supporting small businesses
- Enhanced matching gifts programs to support colleague donations

LEVERAGING OUR STRENGTHS TO SUPPORT OUR CLIENTS AND COMMUNITIES

Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the calculations of the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 6

OUR COMMITMENT TO CORPORATE SOCIAL RESPONSIBILITY Driving an Building Diversity Deepening Strong Inclusive Workplace in Our Organization Colleague Engagement Corporate Governance • Launched unconscious bias • Recognized for board diversity • Our commitment to strong, training sessions to develop Recognized as one transparent corporate governance of the 2019 Chicago inclusive leadership and cultural 47% of our hires into senior and ethical business practice starts competency skills roles were women Tribune Top Places with our Board of Directors and to Work executive leadership team • Redesigned our learning of our hires into senior roles curriculum to emphasize the 24% were racial minorities • All colleagues adhere to a power of inclusive leadership to Recognized and as one comprehensive Code of Ethics and of Forbes' Best-In- inspire high-performing teams of our rotational development Standards of Conduct State Banks in 2019 and colleagues 50% class represented racial and gender diversity Commitment to Community Development Sustainable Business Operations • Implemented an enhanced shredding and recycling program 20+ 8,000 • Increased hoteling stations for colleagues with flexible work consecutive years - participants in saving and budgeting, schedules, resulting in fewer vehicles on the roads and a Outstanding CRA rating homeownership and other financial reduction in carbon emissions literacy education programs • In 2019, we recycled 826,000 pounds = 413 tons of material $1.5mm $186mm translating to: 7,000 saved trees of donations to nonprofit organizations of community development 24,000 pounds of eliminated pollutants in our local communities in 2019 loans in 2019 1.6mm kilowatts in saved energy 7

INVESTMENT HIGHLIGHTS ü Premier Midwest-based Commercial Bank with Attractive Operational Footprint ü Relationship-driven Strategy, Supported by Leading Core Deposit Foundation ü Diversified Loan Portfolio and Disciplined Underwriting Drive Strong Credit ü Delivering Excellence(1) Experience Provides Opportunity for Continuous Improvement ü Capital Levels Provide Future Flexibility ü Platform for and Track Record of Integrating Accretive, Attractive Acquisitions Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used. 8

LOW COST, CORE FUNDING Average Deposits and Composition Cost of Deposits 0.79% 0.79% 0.80% $15,304 0.71% 16% 0.70% $13,445 $13,411 $13,386 $12,934 0.64% 0.62% 0.60% 0.59% 23% 23% 22% 0.60% 22% 17% 0.51% 17% 0.50% 15% 15% 16% Demand 17% Savings NOW Money market 17% 17% 19% 17% 83% Time 0.40% 15% Core Our 15% 0.36% 16% 15% 15% 0.30% Advantage 0.26% 35% Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 30% 28% 29% 29% (2) First Midwest Peers Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 • Cost of deposits ~10bps less than peers(2) • Granular and tenured deposit base • Historical cost of deposits advantage has averaged approximately – Mix shift to 58% Retail, 32% Commercial, 10% Public, due 20bps over the past three years to PPP funds • Core deposit ratio of 83%; average tenure 13 years STRONG CORE DEPOSIT FOUNDATION; MIX AND TENURE PROVIDE A COMPETITIVE ADVANTAGE Dollars in millions; Balances shown are QTD averages Source: Company filings and SNL Financial Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used. 9

STRONG FUNDING AND LIQUIDITY Funding Profile Highlights • $15bn of very stable long-term deposit base is primary source of liquidity Interest-bearing Time | 13% • Over $7bn in additional funding sources transactions | 42% provide ample capacity to support our clients, Brokered CD's | 1% colleagues, and communities – ~$4bn comprised of unencumbered Borrowed funds | 14% securities and cash, FHLB capacity and Fed availability - meaningfully higher than undrawn commitments Demand | 30% • Self funded PPP demand vs. using other facilities Core Deposits Time Deposits Borrowed Funds AMPLE LIQUIDITY PROVIDES FLEXIBILITY TO MEET EXPECTED DEMAND Funding Profile data reflects QTD averages Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used. 10

DIVERSIFIED LOAN PORTFOLIO Growing, Diversifying Our Loan Portfolio Stable Credit Trends $14,934 8% $13,965 $13,755 0.40% 0.37% $12,773 $12,841 $13,754 $12,520 0.36% 25% 24% PCD 25% 0.33% 22% 23% impacts 0.31% NCOs with 0.32% 0.27% no impact 0.29% 0.30% on 24% 23% provision 27% 28% 27% 12% 11% 11% 11% 10% 2% 3% 3% 3% 2% 0.20% Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 32% 36% 35% 36% 36% NCOs/Avg Loans(3) NCOs/Avg Loans, excluding PCD and PPP Loans(3)(4) • Granular, diversified mix • NCOs/Avg Loans, excluding PCD and PPP loans(3)(4), of Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 0.27% within normalized range - reflective of current mix C&I Agricultural – ~30% of NCOs attributed to higher-yielding Owner-occupied CRE Investor CRE unsecured consumer lending Consumer PPP • Charge-offs on PCD loans factored into acquisition pricing Dollars in millions Source: Company filings and reports Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, 11 and footnotes used.

MEANINGFULLY DIVERSIFIED AND WELL-RESERVED First Midwest's Portfolio Has Meaningfully Diversified Well-Reserved for Future Potential Losses Change in 2.00% Q4 '09(5) Q2 '20(6) 1.66% Composition 1.80% 1.53% C&I 28% 32% 4% 0.95% Agricultural 4 2 (2) 1.00% CRE 87% 76% Multifamily 7 6 (1) 0.62% 0.72% Construction 11 5 (6) 0.00% Owner-occupied 14 11 (3) Q2 '20 Investor 23 12 (11) ACL/Loans (4) Consumer ACL/Loans, excluding PPP loans NPLs/Loans 1-4 family 3 15 12 (4) 13% 24% NPLs/Loans, excluding PCD & PPP loans Other 10 9 (1) Peer Median(2) Highlights • Re-balanced mix of corporate and consumer loans • Lowered levels of construction and investor CRE loans within the corporate portfolio • ACL levels leave us well-positioned in the current environment Source: Company filings and SNL Financial Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used. 12

LOAN DIVERSIFICATION - CORPORATE $11.4bn 76% of Total Loans 40% C&I / 34% CRE / 2% Agricultural Senior Housing Other C&I % of Loans Healthcare Services Sector total loans Risk Elements and Hospitals Leveraged Franchises 2.0% National, leading branch QSRs Finance Elevated Recreation/ Entertainment 1.5% Very granular, real estate secured Risk Segments Restaurants 0.8% Very granular, real estate secured (both C&I and CRE Agricultural categories) Hotels 0.6% All major brands, avg. LTV 50% Multi-family Small strip centers with avg. LTV Retail - C&I 0.4% 57% Total 5.3% Owner-occupied Construction CRE Retail - CRE Office, Industrial, and • Retail - CRE and Leveraged Finance continue to be Other Investor CRE areas of focus C&I CRE Agricultural SOLID UNDERWRITING AND GRANULAR, DIVERSIFIED PORTFOLIO MITIGATES RISKS Dollar amounts in millions unless otherwise noted Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used. 13

LOAN DIVERSIFICATION - CONSUMER $3.5bn 24% of Total Loans Home Equity Avg. FICO - 764 Avg. LTV - 71% Other Installment Avg. FICO - 762 % of Elevated Risk Sector total loans Risk Elements Segment Unsecured ~90% have FICO > 700; Installment 1.8% Avg loan size ~$9k 1-4 Family Avg. FICO - 779 Avg. LTV - 67% HIGH QUALITY CREDIT - GEOGRAPHICALLY DISPERSED Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used. 14

PANDEMIC RISK - LOAN DEFERRALS Corporate Loan Deferrals by Sector * Total Loan Deferrals by Type Office, Industrial and Other Healthcare Investor CRE, 16% Services and Hospitals, 28% Outstanding Balances Retail CRE, 53% % of Franchise, 75% Type # $mm Portfolio(6) Agricultural, 4% Corporate 2,900 $1,790 17.5% Senior Housing, 5% Restaurants, 53% 1-4 family/HELOC 700 230 7.5% Construction, 17% Recreation / Installment 2,100 30 5.5% Entertainment, 47% Hotels, 82% Total 5,700 $2,050 15.0% Owner-occupied CRE, C&I - Retail, 17% 23% Other C&I, 4% Multi-family, • First round of deferrals, 90 days 12% – ~25% of deferrals are in elevated risk sectors • Of the first round deferrals, we expect under 25% will require an additional 90 day deferral (~$500mm or less) *Percentages reflect portion of outstanding balances within a sector with a deferral *Purple denotes elevated risk sector; non-elevated risk sectors in gray Dollar amounts in millions unless otherwise noted Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms" and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used. 15

PANDEMIC RISK - PPP RESPONSE Percentage of Total PPP Loans by Industry SBA Paycheck Protection Program Construction 18% Approved 6,600 applications; ended August 8th Manufacturing 16% Received SBA approval on $1.2bn in funding Health Care & Social Assist. 14% Prof. Scientific & 95% existing FMB clients; 5% new clients (count) Technical Services 11% Accomm. & Food Services 7% SBA began accepting forgiveness mid-August Wholesale Trade 6% Waste Mgmt & Remediation 6% PPP Application PPP Application Other Services Count % Amount % (Excl. Admin.) 6% Retail Trade 4% Borrowing Customer 30% 60% (7) Other 13% Depository Customer 65% 35% Non-Customer 5% 5% # of Loans Total $mm SBA Fee % Up to $150,000 5,000 $210 5% • Average loan size $184,000 vs median of $47,000; $150,000 to $350,000 800 180 5% reflects concentration to retail small business customers $350,000 to $2mm 700 560 3% Over $2mm 100 240 1% Total 6,600 $1,190 Dollar amounts in millions unless otherwise noted Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the calculations of the definitions of certain terms and footnotes used. 16

ALLOWANCE - WELL RESERVED Allowance Composition Highlights $248 • ACL to total loans of 1.66% – 1.50% excluding PCD and PPP loans(4) 53 200 Adoption of 44 • $44mm PCD reserve reflects anticipated NCOs on acquired CECL - $76mm loans, factored into acquisition pricing - no impact on provisions 100 151 • $53mm Pandemic reserve based upon: – Multiple forecast scenarios of GDP unemployment 0 Q2 '20 and HPI ACL - Other PCD Pandemic – Detailed portfolio reviews Allowance and Provision – Effects of relief programs 1.80% 2.00% 1.62% • CECL transition provides regulatory capital relief, ~25bps 1.66% of CET1 and tier 1 capital at 6/30/20 0.85% 0.86% 0.85% 1.22% – Day 1 adoption increased ACL by $76mm (69%) 1.00% 0.90% 0.38% 0.40% compared to Q4 '19 0.30% —% Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 (4) Allowance / Loans, excluding PPP loans Allowance / Loans Provision / Avg Loans(3) Provision WELL-RESERVED FOR FUTURE POTENTIAL LOSSES Dollar amounts in millions Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used. 17

OPERATING PERFORMANCE REFLECTIVE OF CURRENT ENVIRONMENT NIM, Adjusted(4) Fee Income Ratio(4) 30% 3.78% Compression due to the impact of the low Reflects strong noninterest income 3.80% interest rate environment and current growth through Q4 '19, lower ratio in 3.59% economic conditions due to Pandemic. 2020 impacted by economic conditions. 3.60% 3.48% 25% 22% 3.37% 21% 3.40% 20% 19% - Benefits of higher rates and growth more 20% 3.20% than offset higher funding costs 17% 2.98% 3.00% 15% Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Efficiency Ratio(4) EPS, Adjusted(4) 64% Recurring benefits of Delivering Excellence(1) through $0.60 64.00% 2019 and controlled expenses. 2020 $0.52 $0.51 impacted by lower NII and noninterest income. $0.50 62.00% $0.50 60% 60.00% $0.41 $0.40 $0.38 58.00% 56% 56.00% Pandemic 55% $0.30 2020 reflects the impact of the low ACL impact 54% interest rate environment and the current of $.19 $0.22 54.00% economic conditions due to Pandemic. $0.19 $0.20 52.00% Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Source: Company filings and reports Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used. 18

FINANCIAL REVIEW AND OUTLOOK 19

Q2 '20 EARNINGS HIGHLIGHTS

Earnings Per Share



$0.6
$0.4
$0.2
$—
$0.50
$0.43
$0.52
$0.49
$0.51
$0.47
$0.41
$0.22
$0.37
$0.18
$0.38
$0.19
$0.35
$0.16
Q2 '19
Q3 '19
Q4 '19
Q1 '20
Q2 '20
EPS, adjusted(4)
EPS
Pandemic

Pre-Tax, Pre-Provision Earnings



$100
$80
$60
$40
$20
$—
$85
$89
$84
$73
$72
$65
$63
Q2 '19
Q3 '19
Q4 '19
Q1 '20
Q2 '20
Pre-tax, pre-provision earnings(4)
Pandemic

Earnings

EPS of $0.16 for Q2 '20; impacted by:

- $0.17 of loan loss provision for the estimated impact of pandemic on the ACL
- $0.02 of pandemic expenses and fee assistance programs
- $0.03 of A&I related expenses
- $0.01 of dividends on preferred stock

Pre-Tax, Pre-Provision Earnings[4]

Down 12%, or $9mm from Q1 '20 impacted primarily by:

- Pandemic expenses of $2mm
- Noninterest income down $6mm, or 16%, due to lower volumes and fee assistance programs

Down 25%, or $22mm from Q2 '19 impacted primarily by:

- Noninterest expense, adjusted[3][4] up $11mm due to acquisitions, pandemic, and merit increases
- Noninterest income down $6mm due to lower transaction volumes and fee assistance programs due to the pandemic
- NII down $2mm due to lower interest rates and accretion, partly offset by acquisitions and growth in loans and securities

RESULTS IMPACTED BY PANDEMIC AND LOWER RATE ENVIRONMENT

Amounts in millions, except per share data

Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms" and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used.

First Midwest Bancorp, Inc. 20

STRONG CAPITAL, SUSTAINED DIVIDEND

	Q2 '19	Q3 '19	Q4 '19	Q1 '20	**Q2 '20**
Regulatory Capital Ratios:					
• **CET1 capital to RWA**	10.11%	10.18%	10.52%	9.64%	**9.70%**
• **Tier 1 capital to RWA**	10.11%	10.18%	10.52%	9.64%	**11.19%**
• **Total capital to RWA**	12.57%	12.62%	12.96%	12.00%	**13.70%**
Tangible book value per share	$12.86	$13.31	$13.60	$13.14	**$13.00**

Robust Capital Levels



Excess Capital Above Conservation Buffer
CET1 Capital
4.50%
7.0%
9.70%
$418mm
Tier 1 Capital
6.00%
8.50%
11.19%
$416mm
Total Capital
8.00%
10.5%
13.70%
$495mm
Minimum Requirement
FMBI
Capital Conservation Buffer

Highlights

- Q2 '20 Total and Tier 1 capital ratios increased due to earnings and issuance of $231mm of preferred stock
- Elected CECL transition for regulatory capital relief in 2020
  - Retains ~25bps of CET1 and tier 1 capital
- Strong excess capital position, solid operating leverage and credit reserves
  - Capital levels remain sufficient in a severely adverse economic scenario
  - Consistent with mid-size, regional, and national peers
- Suspended stock repurchase program to shift focus on capital deployment supporting our clients, colleagues, communities, and the broader economy
- **Q2 '20 dividend of $0.14 per common share, consistent with Q1 '20**

Source: Company filings and reports
Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used.

First Midwest Bancorp, Inc. 21

OUTLOOK RECAP (For the Year Ended 2020; unless otherwise noted) We offer commentary on factors influencing FY2020 outlook for key categories. Guidance below is dependent upon the duration and severity of the pandemic and effectiveness of fiscal support. Loans and Deposits • Dependent upon economic conditions, customer behavior and stimulus • PPP will further impact NII and NIM • Both NII and NIM, adj.(4)decline in Q3 with growth expected in Q4 • Accretion of ~$25mm reflecting CECL transition, ~$3mm reclass to lower provision • Includes potential impacts from PPP Noninterest Income • Modest improvements in Q3 and Q4; second half in-line with first half • Dependent upon length and severity of the pandemic and customer behavior Noninterest Expense, Adjusted • Quarterly expense expected to return to Q1 levels reminder of the year Asset Quality • Dependent upon economic conditions, customer behavior and stimulus Taxes • Effective tax rate expected to be approximately 25% Capital • Strong capital provides flexibility to navigate the impact of the pandemic Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used. 22

BUILDING OUR FUTURE 23

BENEFITING FROM CONSOLIDATION Strategy and Future Opportunities A Broader Midwestern View Leveraging Our Strengths • Compelling partner Michigan • Experienced acquirer Wisconsin • Engaged, talented team • Attractive markets, growing opportunities • Significant capital and liquidity Iowa Environment Creating Opportunities, Consolidation Expected Indiana • Locally, ~40 banks with $350mm - $4bn in assets(8) • Opportunities expected in adjacent Midwest markets Aligned With Strategic Priorities Illinois • Building the highest quality team • Diversifying / growing loans and revenues • Balancing investment and risk STRATEGICALLY AND FINANCIALLY COMPELLING Source: SNL Financial Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used. 24

RECENT ACQUISITIONS

Recent Acquisition History

Target Company	Founded	Close Date	At Announcement Assets	At Announcement Deposits	At Announcement AUM
Bank Acquisitions					
Bankmanagers Corp.	1915	Mar. 2020	$1.0	$0.8	$0.2
Bridgeview Bancorp	1971	May 2019	$1.3	$1.0	—
Northern States Financial	1962	Oct. 2018	$0.5	$0.4	—
Standard Bancshares	1947	Jan. 2017	$2.5	$2.2	$0.3
NI Bancshares	1867	Mar. 2016	$0.6	$0.6	$0.7
Peoples Bancorp	1999	Dec. 2015	$0.1	$0.1	—
Great Lakes Financial	1896	Dec. 2014	$0.6	$0.5	—
Branch Acquisitions and Non-Bank Acquisitions					
Popular Community	–	Aug. 2014	$0.7	$0.7	
Northern Oak	1975	Jan. 2019	—	—	$0.8
Premier Asset Management	2001	Feb. 2017	—	—	$0.6
Total			$7.3	$6.3	$2.6

Driving Operating Leverage



3.10%
2.98%
2.81%
2.60%
2.42%
3.00%
2.80%
2.60%
2.40%
2016
2017
2018
2019 (3)(4)
Q2 '20
Noninterest Expenses / Avg Assets

Balance of Acquired and Organic Asset Growth(6)(9)



Organic Growth
Acquisitions
Total Asset Growth CAGR of 19%; Organic Asset CAGR(6) of 10%
$10
$2
$8
$11
$2
$9
$14
$4
$10
$16
$5
$11
$18
$6
$12
$20
$7
$13
2015
2016
2017
2018
2019
Q2 '20

Dollars in billions

Source: Company regulatory filings and SNL Financial

Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used.

First Midwest Bancorp, Inc.
25

AS WE GO FORWARD, BUILDING ON A SOLID FOUNDATION Unprecedented times, future difficult to predict Better read on a "return" to a new normal as well as economic and credit outlook over the next few quarters Near term, financial impact will be influenced by: ▪ Interest rates ▪ Colleague incentives and client accommodations ▪ Business and consumer distraction We are well-positioned for the long term, committed to supporting our clients, communities ▪ Strong balance sheet with stable funding and robust capital ▪ Talented, engaged team ▪ Mission focused and aligned priorities 26

LOOKING AHEAD As course of business begins to normalize, we remain focused on: Our business priorities: talent, Investing in and working to better Executing our strategy. diversification, risk management leverage resources, technology and and system investment. processes to drive more efficiency and a better client experiences. EVERY ENVIRONMENT CREATES OPPORTUNITY Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used. 27

INVESTMENT HIGHLIGHTS ü Premier Midwest-based Commercial Bank with Attractive Operational Footprint ü Relationship-driven Strategy, Supported by Leading Core Deposit Foundation ü Diversified Loan Portfolio and Disciplined Underwriting Drive Strong Credit ü Delivering Excellence(1) Experience Provides Opportunity for Continuous Improvement ü Capital Levels Provide Future Flexibility ü Platform for and Track Record of Integrating Accretive, Attractive Acquisitions Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used. 28

FORWARD-LOOKING STATEMENTS This presentation, as well as any oral statements made by or on behalf of First Midwest, may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as "may," "might," "will," "would," "should," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "outlook," "predict," "project," "probable," "potential," "possible," "target," "continue," "look forward," or "assume" and words of similar import. Forward-looking statements are not historical facts or guarantees of future performance but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. First Midwest cautions you not to place undue reliance on these statements. Forward-looking statements speak only as of the date made, and First Midwest undertakes no obligation to update any forward-looking statements. Forward-looking statements may be deemed to include, among other things, statements relating to First Midwest's future financial performance, including the related outlook for 2020, the performance of First Midwest's loan or securities portfolio, the expected amount of future credit reserves or charge-offs, corporate strategies or objectives, including the impact of certain actions and initiatives, anticipated trends in First Midwest's business, regulatory developments, acquisition transactions, estimated synergies, cost savings and financial benefits of announced and completed transactions, growth strategies, including possible future acquisitions, and the continued or potential effects of the COVID-19 pandemic on our business, financial condition, liquidity, loans, asset quality and results of operations. These statements are subject to certain risks, uncertainties and assumptions, including the duration, extent and severity of the COVID-19 pandemic, including its effects on our business, operations and employees, as well as on our customers and service providers, and on economies and markets more generally and other risks, uncertainties and assumptions that are discussed under the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in First Midwest's Annual Report on Form 10-K for the year ended December 31, 2019, and in First Midwest's subsequent filings made with the Securities and Exchange Commission ("SEC"). These risks and uncertainties are not exhaustive, and other sections of these reports describe additional factors that could adversely impact First Midwest's business and financial performance. Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used. 29

APPENDIX 30

NON-GAAP FINANCIAL INFORMATION The Company's accounting and reporting policies conform to U.S. GAAP and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. These non-GAAP financial measures include EPS, adjusted, the efficiency ratio, tax-equivalent NII (including its individual components), tax-equivalent NIM, tax-equivalent NIM, adjusted, noninterest expense, adjusted, ROATCE, ROATCE, adjusted, non-accrual loans, excluding PCD loans, 30-89 days past due loans, excluding PCD loans, NPAs to total loans plus foreclosed assets, excluding PPP loans, NPAs to total loans plus foreclosed assets, excluding PCD and PPP loans, NCOs, excluding PCD loans, NCOs to average loans, excluding PPP loans, NCOs to average loans, excluding PCD and PPP loans, and pre-tax, pre-provision earnings, adjusted. The Company presents EPS, the efficiency ratio, ROATCE, and pre-tax, pre-provision earnings, all adjusted for certain significant transactions. These transactions include acquisition and integration related expenses associated with completed and pending acquisitions (Q2 '20, Q1 '20, Q4 '19, Q3 '19, and Q2 '19), net securities losses (Q1 '20), and Delivering Excellence implementation costs (Q4 '19, Q3 '19, and Q2 '19). In addition, income tax expense and provision for loan losses are excluded from the calculation of pre-tax, pre-provision earnings, adjusted due to the fluctuation in income before income tax and the level of provision for loan losses required based on the estimated impact of the pandemic on the ACL. Management believes excluding these transactions from EPS, the efficiency ratio, ROATCE, and pre-tax, pre-provision earnings may be useful in assessing the Company's underlying operational performance since these transactions do not pertain to its core business operations and their exclusion may facilitate better comparability between periods. Management believes that excluding acquisition and integration related expenses from these metrics may be useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these transactions from these metrics may enhance comparability for peer comparison purposes. The Company presents noninterest expense, adjusted, which excludes acquisition and integration related expenses and Delivering Excellence implementation costs. Management believes that excluding these items from noninterest expense may be useful in assessing the Company’s underlying operational performance as these items either do not pertain to its core business operations or their exclusion may facilitate better comparability between periods and for peer comparison purposes. The tax-equivalent adjustment to NII and NIM recognizes the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Management believes that it is standard practice in the banking industry to present NII and NIM on a fully tax-equivalent basis and that it may enhance comparability for peer comparison purposes. In addition, management believes that presenting tax-equivalent NIM, adjusted, may enhance comparability for peer comparison purposes and is useful to the Company, as well as analysts and investors, since acquired loan accretion income may fluctuate based on the size of each acquisition, as well as from period to period. In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity. The Company presents NPAs to total loans plus foreclosed assets, NCOs, and NCOs to average loans, all excluding PCD and/or PPP loans. Management believes excluding PCD and PPP loans is useful as it facilitates better comparability between periods. Prior to the adoption of CECL on January 1, 2020, PCI loans with an accretable yield were considered current and were not included in past due and non-accrual loan totals and the portion of PCI loans deemed to be uncollectible was recorded as a reduction of the credit-related acquisition adjustment, which was netted within loans. Subsequent to adoption, PCD loans, including those previously classified as PCI, are included in past due and non-accrual loan totals and an ACL on PCD loans is established as of the acquisition date and the PCD loans are no longer recorded net of a credit-related acquisition adjustment. PCD loans deemed to be uncollectible are recorded as a charge-off through the ACL. The Company began originating PPP loans during the second quarter of 2020 and the loans are expected to be forgiven by the Small Business Administration ("SBA") if employee retention criteria are met and funds are used for eligible expenses. Additionally, management believes excluding PCD and PPP loans from these metrics may enhance comparability for peer comparison purposes. Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. In addition, these non-GAAP financial measures may differ from those used by other financial institutions to assess their business and performance. See the previously provided tables and the following reconciliations in the "Non-GAAP Reconciliations" section for details on the calculation of these measures to the extent presented herein. Note: See the accompanying "Glossary of Terms," and "Footnotes" slides for details on the definitions of certain terms and footnotes used. 31

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	Q2 '19	Q3 '19	Q4 '19	Q1 '20	Q2 '20
EPS					
Net income	$ 47,014	$ 54,545	$ 52,121	$ 19,606	$ 19,064
Dividends and accretion on preferred stock	—	—	—	—	(1,037)
Net income applicable to non-vested restricted shares	(389)	(465)	(424)	(192)	(187)
Net income applicable to common shares	$ 46,625	$ 54,080	$ 51,697	$ 19,414	$ 17,840
Net securities losses, net of tax	—	—	—	754	—
Acquisition and integration related expenses, net of tax	7,135	2,548	3,943	4,104	3,937
Delivering Excellence implementation costs, net of tax(1)	331	175	167	—	—
Total adjustments to net income, net of tax	7,466	2,723	4,110	4,858	3,937
Net income applicable to common shares, adjusted	$ 54,091	$ 56,803	$ 55,807	$ 24,272	$ 21,777
Weighted-average common shares outstanding (basic)	108,467	109,281	109,059	109,922	113,145
Dilutive effect of common stock equivalents	—	381	519	443	191
Weighted-average diluted common shares outstanding	108,467	109,662	109,578	110,365	113,336
Basic EPS	$ 0.43	$ 0.49	$ 0.47	$ 0.18	$ 0.16
Diluted EPS	$ 0.43	$ 0.49	$ 0.47	$ 0.18	$ 0.16
Diluted EPS, adjusted(10)	$ 0.50	$ 0.52	$ 0.51	$ 0.22	$ 0.19
Dividends declared per share	$ 0.14	$ 0.14	$ 0.14	$ 0.14	$ 0.14
Dividend payout ratio	32.6 %	28.6 %	29.8 %	77.8 %	87.5 %
Efficiency Ratio Calculation					
Noninterest expense	$ 114,142	$ 108,395	$ 116,748	$ 117,331	$ 120,330
Net OREO expense	(294)	(381)	(1,080)	(420)	(126)
Acquisition and integration related expenses	(9,514)	(3,397)	(5,258)	(5,472)	(5,249)
Delivering Excellence implementation costs(1)	(442)	(234)	(223)	—	—
Total noninterest expense for efficiency ratio calculation	$ 103,892	$ 104,383	$ 110,187	$ 111,439	$ 114,955
Tax-equivalent NII(11)	$ 151,492	$ 152,019	$ 149,711	$ 144,728	$ 146,389
Noninterest income	38,526	42,951	46,496	39,362	32,991
Less: net securities losses	—	—	—	1,005	—
Total	$ 190,018	$ 194,970	$ 196,207	$ 185,095	$ 179,380
Efficiency ratio	55 %	54 %	56 %	60 %	64 %

Amounts in thousands, except per share data
Note: See the accompanying "Glossary of Terms," and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 32

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	Q2 '19	Q3 '19	Q4 '19	Q1 '20	Q2 '20
Pre-Tax, Pre-Provision Earnings					
Net Income	$ 47,014	$ 54,545	$ 52,121	$ 19,606	$ 19,064
Income tax expense	16,191	18,300	16,392	6,468	6,182
Provision for credit losses	11,491	12,498	9,594	39,532	32,649
Pre-Tax, Pre-Provision Earnings	$ 74,696	$ 85,343	$ 78,107	$ 65,606	$ 57,895
Adjustments to pre-tax, pre-provision earnings:					
Net securities losses	—	—	—	1,005	—
A&I related expenses	9,514	3,397	5,258	5,472	5,249
Delivering Excellence implementation costs[5]	442	234	223	—	—
Total adjustments	9,956	3,631	5,481	6,477	5,249
Pre-Tax, Pre-Provision Earnings, adjusted	$ 84,652	$ 88,974	$ 83,588	$ 72,083	$ 63,144
Tax-Equivalent NII / NIM					
NII	$ 150,312	$ 150,787	$ 148,359	$ 143,575	$ 145,234
Tax-equivalent adjustment	1,180	1,232	1,352	1,153	1,155
Tax-equivalent NII[11]	$ 151,492	$ 152,019	$ 149,711	$ 144,728	$ 146,389
Less: acquired loan accretion	(10,308)	(9,244)	(9,657)	(6,946)	(6,999)
Tax-equivalent NII, adjusted[11]	$ 141,184	$ 142,775	$ 140,054	$ 137,782	$ 139,390
Average interest-earning assets	$ 14,952,044	$ 15,800,915	$ 15,969,287	$ 16,431,320	$ 18,776,796
NIM[11]	4.06 %	3.82 %	3.72 %	3.54 %	3.13 %
NIM, adjusted[11]	3.78 %	3.59 %	3.48 %	3.37 %	2.98 %
Fee Income Ratio					
Noninterest income	$ 38,526	$ 42,951	$ 46,496	$ 39,362	$ 32,991
Less: other noninterest income	(2,753)	(2,920)	(3,419)	(3,065)	(2,495)
Less: securities losses	—	—	—	1,005	—
Fee-based revenues	35,773	40,031	43,077	37,302	30,496
Tax-equivalent net interest income[11]	151,492	152,019	149,711	144,728	146,389
Total revenue for fee income ratio	$ 187,265	$ 192,050	$ 192,788	$ 182,030	$ 176,885
Fee income ratio[12]	19 %	21 %	22 %	20 %	17 %

Amounts in thousands, except per share data
Note: See the accompanying "Glossary of Terms," and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 33

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	Q2 '19	Q3 '19	Q4 '19	Q1 '20	Q2 '20
Allowance for Credit Losses to Total Loans					
Allowance for credit losses	$ 106,929	$ 110,228	$ 109,222	$ 226,701	$ 247,677
Less: allowance for PPP loans	—	—	—	—	—
Allowance for credit losses, excluding PPP loan allowance	106,929	110,228	109,222	226,701	247,677
Less: allowance for PCD loans	—	—	—	(50,223)	(44,434)
Allowance for credit losses, excluding PCD and PPP loan allowance	$ 106,929	$ 110,228	$ 109,222	$ 176,478	$ 203,243
Total loans	$ 12,519,604	$ 12,773,319	$ 12,840,330	$ 13,965,017	$ 14,933,658
Less: PPP loans	—	—	—	—	(1,179,403)
Total loans, excluding PPP loans	12,519,604	12,773,319	12,840,330	13,965,017	13,754,255
Less: PCD loans	—	—	—	(275,172)	(243,207)
Total loans, excluding PCD and PPP loans	$ 12,519,604	$ 12,773,319	$ 12,840,330	$ 13,689,845	$ 13,511,048
Allowance to total loans, excluding PPP loans	0.85 %	0.86 %	0.85 %	1.62 %	1.80 %
Allowance to total loans, excluding PCD and PPP loans	0.85 %	0.86 %	0.85 %	1.29 %	1.50 %
Non-performing loans / Loans					
Non-performing loans	$ 66,092	$ 82,349	$ 87,270	$ 151,651	$ 142,401
Less: non-accrual PCD loans	—	—	—	(48,950)	(45,116)
Non-performing loans, excluding non-accrual PCD loans	$ 66,092	$ 82,349	$ 87,270	$ 102,701	$ 97,285
Total loans	$ 12,519,604	$ 12,773,319	$ 12,840,330	$ 13,965,017	$ 14,933,658
Less:					
PPP loans	—	—	—	—	(1,179,403)
PCD loans	—	—	—	(275,172)	(243,207)
Total loans, excluding PCD and PPP loans	$ 12,519,604	$ 12,773,319	$ 12,840,330	$ 13,689,845	$ 13,511,048
Non-performing loans to loans, excluding PCD and PPP	0.53 %	0.64 %	0.68 %	0.75 %	0.72 %
Net Charge-offs to average loans					
Total net charge-offs	$ 9,341	$ 9,199	$ 10,600	$ 12,114	$ 12,923
Less: net charge-offs for PCD loans	—	—	—	(1,720)	(3,833)
Total net charge-offs, excluding PCD loans	$ 9,341	$ 9,199	$ 10,600	$ 10,394	$ 9,090
Total average loans	$ 12,020,820	$ 12,538,189	$ 12,752,389	$ 13,073,005	$ 14,616,798
Less:					
Average PPP loans	—	—	—	—	(887,997)
Average PCD loans	—	—	—	(165,906)	(177,138)
Total average loans, excluding PCD and PPP loans	$ 12,020,820	$ 12,538,189	$ 12,752,389	$ 12,907,099	$ 13,551,663
Net charge-offs to loans, excluding PCD and PPP loans[3]	0.31 %	0.29 %	0.33 %	0.32 %	0.27 %

Amounts in thousands, except per share data
Note: See the accompanying "Glossary of Terms," and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 34

GLOSSARY OF TERMS

Allowance, ACL - Allowance for credit losses
A&I - Acquisition and integration related expenses
AUM - Assets under management
bn - Billion
bps - Basis points
Bridgeview - Bridgeview Bank
C&I - Commercial and industrial
CAGR - Compound annual growth rate
CECL - Current Expected Credit Losses
CET1 - Common equity Tier 1
CD - Certificate of deposits
Core Deposits - Represents demand, savings, NOW, and money market deposits
CRE - Commercial real estate
EPS - Earnings per share
FICO - Fair Issac Corporation
FHLB - Federal Home Loan Bank
First Midwest or the Company - First Midwest Bancorp, Inc.
Foreclosed Assets - OREO and other foreclosed assets
FY - Full year
GAAP - U.S. Generally accepted accounting principles
GDP - Gross notional product
HPI - House price index
k - Thousands
LTV - Loan-to-value
mm - Million
MSA - Deposit market share
NCOs - Net charge-offs
NII - Net interest income
NIM - Tax-equivalent net interest margin
NorStates - Northern States Financial Corporation
Northern Oak - Northern Oak Wealth Management, Inc.
NOW - Negotiable order of withdrawal
NPAs - Non-performing assets
Park - Park Bank
Pandemic - COVID-19 pandemic
PCD - Purchased credit deteriorated
PPP - Paycheck Protection Program
OREO - Other real estate owned
QSR - Qualified special representative agreement
QTD - Quarter-to-date
ROATCE - Return on average tangible common equity
RWA - Risk-weighted assets
SBA - Small Business Administration
SEC - Securities and Exchange Commission
Standard - Standard Bancshares, Inc.
TCE - Tangible common equity - represents common stockholders' equity less goodwill and identifiable intangible assets
U.S. - United States

First Midwest Bancorp, Inc. 35

FOOTNOTES (1) The Company initiated certain actions in connection with its Delivering Excellence initiative in the second quarter of 2018, demonstrating the Company's ongoing commitment to provide service excellence to its clients and maximizing both the efficiency and scalability of its operating platform. (2) Refer to the Company's 2020 Annual Meeting Proxy Statement for a detailed list of the Company's peer group. (3) Annualized based on the number of days for each period presented. (4) This financial measure includes certain adjustments. See the accompanying "Non-GAAP Financial Information" slides for detail. (5) Loan data as of December 31, 2009 excludes covered loans. (6) Data as of June 30, 2020 excludes PPP loans. (7) Other consist of 12 categories under 4% of total PPP loans. (8) Reflects data for the Chicago-Naperville-Elign, IL-IN-WI (Metro) MSA. (9)Assumes reported assets less acquired assets (based on closed acquisitions at that time, unless otherwise noted) is equivalent to organic asset growth. (10) Adjustments to net income for each period presented are detailed in the EPS non-GAAP reconciliation in the accompanying "Non-GAAP Financial Information" slides. (11) Presented on a tax-equivalent basis, assuming the applicable federal income tax rate of 21%. (12) Fee-based revenues, adjusted divided by total revenue for fee income ratio. 36